UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2020 (September 22, 2020)
HEALTHCARE TRUST OF AMERICA, INC.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Maryland	(Healthcare Trust of America, Inc.)	001-35568	20-4738467
Delaware	(Healthcare Trust of America Holdings, LP)	333-190916	20-4738347
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320,	Scottsdale,	Arizona	85254	(480)	998-3478
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.htareit.com
(Internet address)
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HTA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Trust of America, Inc.	☐	Emerging growth company
Healthcare Trust of America Holdings, LP	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Trust of America, Inc.	☐
Healthcare Trust of America Holdings, LP	☐

Item 8.01	Other Events.
Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced today that its Board of Directors has increased the quarterly dividend by 1.59% to $0.320 per share of common stock. This represents an annualized rate of $1.28 per share of common stock with an annualized yield of 5.13% based on HTA’s closing share price as of September 21, 2020. The dividend will be paid on October 9, 2020 to stockholders of record on October 2, 2020.
The amount of common stock dividends HTA pays to its stockholders is subject to the review and approval of HTA’s Board of Directors, at its discretion, and is dependent on a number of factors, including funds available for the payment of distributions, HTA’s financial condition, capital expenditure requirements and annual distribution requirements needed to maintain HTA’s status as a real estate investment trust under the Internal Revenue Code. HTA’s Board of Directors may reduce its dividend rate and HTA cannot guarantee the amount of dividends paid in the future, if any.
In addition, HTA announced today that its Board of Directors approved the reactivation and extension of its stock repurchase program. Under the reactivated plan, HTA is authorized to purchase up to $300 million of its Class A common stock from time to time prior to September 22, 2023. This plan replaces its previous $300 million share repurchase program that was established in August 2018 and expired in August 2020.
Stock may be repurchased in open market and stock repurchases, and the amount and timing of any repurchase, will be dependent on various factors, including HTA’s capital position and needs, market conditions, other capital management objectives and opportunities, and applicable legal requirements. HTA intends to finance any stock repurchases through available cash and its revolving credit facility.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Dividend Announcement press release dated September 22, 2020.
99.2	Stock Repurchase Program press release dated September 22, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: September 22, 2020	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: September 22, 2020	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman